STRICTLY PRIVATE & CONFIDENTIAL
-------------------------------------------------------------------------------








PROJECT KAHUNA








May 4, 2000

-------------------------------------------------------------------------------










The information contained in this presentation was obtained solely from Kahuna management and from public sources. Deutsche Bank Alex. Brown has used and relied upon such information in the preparation of this presentation and does not assume responsibility for independent verification of any such information, and makes no representation or warranty in respect of the accuracy or completeness of such information.

This presentation is prepared as of May 3, 2000 and reflects information made available to us prior to such date. It does not include information regarding all of the assessments made by Deutsche Banc Alex. Brown in arriving at its conclusions.

-------------------------------------------------------------------------------

CONTENTS




Section


     1      Introduction

     2      Preliminary review of alternatives




Appendix


     I      Analysis of selected comparable transactions

     II     Analysis of selected companies

INTRODUCTION                                                          SECTION 1
-------------------------------------------------------------------------------









SECTION 1


Introduction

INTRODUCTION                                                          SECTION 1
-------------------------------------------------------------------------------

EXECUTIVE SUMMARY




  - Kahuna is a diversified group of businesses which lacks the attributes of an attractive public security and, as a result, has had difficulty achieving sponsorship in the public equity market

    -  no active Wall Street coverage
    -  low liquidity
    -  not a pure play in a sector
    -  no earnings/cash flow visibility; no dividend
    -  ongoing capital investment required to realize asset potential
    -  long-dated assets
    -  diverse assets in multiple geographic locations
    -  cyclicality of business
    -  sectors out of favor with investors

  - Given the pre-offer stock market valuation attributed to Kahuna, DHM believes that the best long-term option is to take the company private and allow the current shareholders the opportunity to achieve liquidity at a significant premium


                     BENEFITS TO COMPANY
  --------------------------------------------------------------
  - The private company can focus on strategic opportunities within each segment

  - The private company can be consolidated with other private holdings held by DHM to realize cost savings and eliminate conflicts of interest between businesses


                    BENEFITS TO SHAREHOLDERS
  --------------------------------------------------------------
  - Shareholders can receive a significant premium to recent trading prices

  - Provides an opportunity for liquidity not otherwise available to major shareholders

  - Avoids uncertainty of future stock price performance in rising interest rate environment

                                 INTRODUCTION                        SECTION 1
                                 ---------------------------------------------


                                 MARKET PERFORMANCE: IPO TO OFFER DATE

SINCE THE SPIN-OFF FROM
    DOLE IN DECEMBER OF                    [graph]
       1995, KAHUNA HAS
  TRADED WITHIN A TIGHT
            PRICE RANGE

                                 INTRODUCTION                        SECTION 1
                                 ---------------------------------------------

                                 RELATIVE MARKET PERFORMANCE

OVER THE LAST TWO YEARS
             KAHUNA HAS
          SIGNIFICANTLY                    [graph]
     UNDERPERFORMED THE
          S&P 500 INDEX

                            INTRODUCTION                        SECTION 1
                            ---------------------------------------------

                            PRICE  VOLUME RELATIONSHIP(1)

         APPROXIMATELY
96 PERCENT OF KAHUNA'S
TRADING VOLUME FOR THE
    12 MONTHS PRIOR TO
     FLEXI-VAN'S OFFER
     OCCURRED AT UNDER
      $17.00 PER SHARE


                    100%                                           100.0%
                                                             95.9%
                     90%                               87.6%
                     80%
                                                 71.9%
                     70%
                     60%
                                           52.2%
                     50%
                     40%        36.5%
                     30%
                     20%
                                34%
                     10%                   16.7%  9.7% 15.7%
                      0%   1.5%                               8.3%  41%
                        $11.00 $12.00 $13.00 $14.00 $15.00 $16.00 $17.00 $18.00





(1)   Source: Factset.  For the twelve month period of 3/29/99 - 3/29/00.

                                 INTRODUCTION                        SECTION 1
                                 ---------------------------------------------

                                 LIQUIDITY ANALYSIS

  KAHUNA IS AN ILLIQUID
  STOCK. IN THE ABSENCE
  OF A LIQUIDITY EVENT,
       POTENTIAL SUPPLY
RETURNING TO THE MARKET
    WILL LIKELY HAVE AN
     ADVERSE AND SEVERE
     IMPACT ON KAHUNA'S
            STOCK PRICE


                                 Basic shares outstanding(1)       17,060,000
                                    less: DHM shares(2)            (4,501,310)
                                    less: DHM family shares           (26,956)
                                 Float                             12,531,734
                                    less: largest five investors   (6,450,033)
                                 Adjusted float                     6,081,701



                                 AVERAGE DAILY TRADING VOLUME(2)
                                 30-day                                76,950
                                 60-day                                46,805
                                 90-day                                37,013
                                 180-day                               24,176

                                 AVERAGE DAILY TURNOVER(3)
                                 30-day                                   0.6%
                                 60-day                                   0.4
                                 90-day                                   0.3
                                 180-day                                  0.2

                                 AVERAGE DAILY ADJUSTED TURNOVER(4)
                                 30-day                                   1.3%
                                 60-day                                   0.8
                                 90-day                                   0.6
                                 180-day                                  0.4



                                                          DIVESTITURE BASED ON 25.0% OF
                                              % TOTAL      AVERAGE DAILY TRADING VOLUME
                                    CURRENT    SHARES  --------------------------------------
SIGNIFICANT INVESTORS(5)           HOLDINGS     OUT     30-DAY   60-DAY    90-DAY    180-DAY
---------------------------------------------------------------------------------------------
Franklin Resources, Inc.           1,700,000    10.0%     88.4    145.3     183.7     281.3
Tisch Brothers(6)                  1,637,300     9.6      85.1    139.9     176.9     270.9
Dimensional FD Advisors, Inc.      1,187,900     7.0      61.7    101.5     128.4     196.5
Ingalls & Snyder LLC               1,081,033     6.3      56.2     92.4     116.8     178.9
Donald Smith & Company, Inc.         843,800     4.9      43.9     72.1      91.2     139.6
Taunus Corporation                   387,555     2.3      20.1     33.1      41.9      64.1
High Rock Capital LLC                375,300     2.2      19.5     32.1      40.6      62.1
Barclays Bank PLC                    318,080     1.9      16.5     27.2      34.4      52.6
California Public Emp. Ret. Sys.     295,633     1.7      15.4     25.3      31.9      48.9
AXA Financial, Inc.                  240,700     1.4      12.5     20.6      26.0      39.8
Tweedy, Brown Company, LLC.(7)       206,669     1.2      10.7     17.7      22.3      34.2
                                   8,273,970


                                 (1) Source: Kahuna press release (5/1/00).
                                 (2) Source: Factset (4/10/00).
                                 (3) Average daily turnover = average daily
                                     trading volume/float.
                                 (4) Adjusted daily turnover = average daily
                                     trading volume/adjusted float.
                                 (5) Source: CDA Spectrum (4/10/00) and Proxy
                                     Statement (3/31/00).
                                 (6) Source: Amendment to the 13-D (4/26/00).
                                 (7) Source: Amendment to the 13-D (4/11/00).

PRELIMINARY REVIEW OF ALTERNATIVES                                    SECTION 2
-------------------------------------------------------------------------------















SECTION 2




Preliminary review of alternatives

PRELIMINARY REVIEW OF ALTERNATIVES                                    SECTION 2
-------------------------------------------------------------------------------

SUMMARY OF ALTERNATIVES AND ANALYSIS




-  Option one: going private transaction
   -  premia paid analysis
   -  segment valuation analysis



-  Option two: remain public
   -  segment valuation analysis

PRELIMINARY REVIEW OF ALTERNATIVES                                    SECTION 2
-------------------------------------------------------------------------------

SUMMARY OF FLEXI-VAN LEASING OFFER






(US$mm, except per share data)                                PRE-OFFER(1)                  OFFER
------------------------------------------------------------------------------------------------------
Kahuna share price                                               $12.06                    $17.00
   52-week high (7/1/99)                                          17.75                       -
   52-week low (2/1/99)                                           11.81                       -

Basic shares (mm)                                                  17.1                      17.1

Market capitalization                                            $205.8                    $290.0
   plus:  debt(2)                                                 267.5                     267.5
   less:  cash(2)                                                  (2.7)                     (2.7)
      TOTAL ENTERPRISE VALUE ("TEV")                             $470.7                    $554.9

IMPLIED MULTIPLES(3)

   TEV/EBITDA         LTM                                          10.0x                     11.8x
                      2000E                                         9.1                      10.7

   TEV/EBIT           LTM                                          16.7x                     19.7x
                      2000E                                        14.7                      17.3

   Price/diluted EPS  LTM                                          13.6x                     19.1x
                      2000E                                        13.1                      18.5


(1) Closing price from 3/29/00.
(2) Balance sheet information as of 12/31/99, per Kahuna 10-K.
(3) LTM financial data as of 1Q2000, per Company press release; forward-looking financial data per management projections.

PRELIMINARY REVIEW OF ALTERNATIVES                                    SECTION 2
-------------------------------------------------------------------------------

                               SELECTED VALUATION METRICS AND PREMIUM ANALYSIS




  AT $17.00 PER SHARE,                                     PROPOSED TRANSACTION AT        MEDIAN FOR TRANSACTIONS WITH
     FLEXI-VAN'S OFFER                                            $17.00(1)                SIGNIFICANT SHAREHOLDERS(2)
          REPRESENTS A         ----------------------------------------------------------------------------------------
  40.9 PERCENT PREMIUM
 TO THE PREVIOUS DAY'S         1 day                                 40.9%                               18.9%
     CLOSE. THIS OFFER
       PREMIUM IS VERY         5 days                                36.7                                25.5
GENEROUS TO THE PUBLIC
       SHAREHOLDERS AS         60 days                               39.5                                36.5
       COMPARED TO THE
MEDIAN FOR OTHER GOING         (1) Transaction proposed on 3/29/00.
 PRIVATE TRANSACTIONS.         (2) Source: Factset and SDC. Premia based on trading prices 1 day, 5 trading
THE OFFER IS ALSO VERY             days and 60 trading days prior to announcement of the relative transaction.
        FAVORABLE WHEN
         COMPARED WITH                                                                                    TEV/
   VALUATIONS OF OTHER                                                                                 LTM EBITDA
  PUBLIC COMPANIES AND         ----------------------------------------------------------------------------------------
  IN CHANGE OF CONTROL
          TRANSACTIONS         Selected valuation metrics:
                                  Kahuna at offer price ($17.00)                                         11.8x

                               Public companies: (median valuations)
                                  Homebuilders                                                            4.3x
                                  REITs                                                                   7.5
                                  Diversified real estate                                                 9.8

                               Selected transactions: (median valuations)
                                  Homebuilders                                                            7.6x
                                  REITs and diversified real estate                                      12.6


PRELIMINARY REVIEW OF ALTERNATIVES                                    SECTION 2
-------------------------------------------------------------------------------

     PREMIA PAID ANALYSIS




   RECENT GOING PRIVATE
      TRANSACTIONS HAVE
 BEEN ACHIEVED AT LOWER
PREMIA TO THE PRE-OFFER
  PRICE THAN THE FLEXI-
              VAN OFFER


   DEALS $250 MILLION TO $1,500 MILLION WITH ACQUIROR HOLDING 20 PERCENT TO 50 PERCENT PRIOR TO TRANSACTION

                                                                                    % OF
                                                                                   SHARES
                                                                          % OF      OWNED       PREMIUM TO ANNOUNCEMENT(1)
                                                                         SHARES     AFTER      ----------------------------
   ANNOUNCED   TARGET                         ACQUIROR                  ACQUIRED  TRANSACTION  1 DAY     5 DAYS    60 DAYS
   -------------------------------------------------------------------------------------------------------------------------
   06/03/1996  Univar Corp                    Pakhoed Holding NV           72.0%    100.0%      57.2%      54.1%     80.9%
   10/28/1996  Loctite Corp                   Henkel KgaA                  65.0      98.0       31.9       36.7      39.8
   01/30/1997  AST Research Inc               Samsung Electronics Co Ltd.  51.0     100.0       16.8        8.0      16.8
   07/30/1997  Amdahl Corp                    Fujitsu Ltd                  58.0     100.0        5.0       22.5      33.2
   09/12/1997  Western National Corp          American General Corp        55.3     100.0        9.6        7.4      14.7
   10/20/1997  Ticketmaster Group Inc         HSN Inc                      55.4     100.0       32.0       28.4      74.7
   11/19/1997  Telemundo Group Inc            Investor Group               65.8     100.0       19.7       29.1      32.2
   12/11/1997  TriMas Corp                    MascoTech Inc                63.0      95.6       12.7       10.0      14.0
   11/25/1998  Sbarro Inc                     Investor Group               65.0     100.0       18.1       17.8      44.7
   06/08/1999  VWR Scientific Products Corp   Merck E(Merck AG)            51.1     100.0       32.7       30.7%     60.9


                                                                            MEAN          23.5%      24.5%     41.2%
                                                                            MEDIAN        18.9       25.5      36.5

                                                                            HIGH          57.2%      54.1%     80.9%
                                                                            LOW            5.0        7.4      14.0

   (1) Premium to announcement relative to trading days prior to announcement.






   Source: sdc. search criteria: domestic mergers; date announced: 04/01/95 to 3/29/00; deal value: $250mm to $1,500mm; deal status: completed; percent of shares held by acquiror at announcement: 20% to 50%.
   Deals presented only where sufficient data is available.

PRELIMINARY REVIEW OF ALTERNATIVES                                    SECTION 2
-------------------------------------------------------------------------------

 SUMMARY SEGMENT VALUATION ANALYSIS - GOING PRIVATE




      A SEGMENT ANALYSIS
    SUGGESTS THAT, BASED
   ON SELECTED VALUATION
    METRICS, FLEXI-VAN'S
OFFER IS AT THE HIGH END
           OF FAIR VALUE


(US$mm, except per share data)
                                    VALUATION METRIC(S)    VALUE          MULTIPLE RANGE            IMPLIED TEV
----------------------------------------------------------------------------------------------------------------------

 Homebuilding                       LTM EBITDA multiple    $24.1          5.0x   -      6.5x   $120.5    -   $156.7

 Resort operations                  Per key analysis       351.0       $0.310    -   $0.460     108.8    -    161.5

 Commercial and other operations    Capitalization rate(1)  24.5         10.5%   -      9.5%    233.2    -    257.7

    Less: LTM SG&A                                          (5.1)         5.0x   -      7.0x    (25.5)   -    (35.7)

     IMPLIED TOTAL ENTERPRISE VALUE                                                            $437.0    -   $540.1


                                                                   Less net debt                      (264.9)


                                                                   IMPLIED EQUITY VALUE        $172.1    -   $275.3

                                                                   IMPLIED PRICE SHARE         $10.09    -   $16.14

                                                                   PREMIUM/(DISCOUNT) TO        (16.4%)  -     33.8%
                                                                   PRE-OFFER STOCK PRICE

 (1) NOI calculation assumes maintenance capex (4% of segment revenues) taken from EBITDA.
 SOURCE: ALL KAHUNA FINANCIALS FROM COMPANY 10-K (12/31/99).

             PRELIMINARY REVIEW OF ALTERNATIVES                       SECTION 2
             ------------------------------------------------------------------

             SEGMENT VALUATION ANALYSIS - GOING PRIVATE


             (US$mm, except per room data)                       PER KEY ANALYSIS
             -----------------------------------------------------------------------------
             RESORT OPERATIONS:
                Rooms                                                351 rooms
                Value per room                                $0.310     -     $0.460
                Implied TEV                                   $108.8     -     $161.5



             (US$mm, except per room data)                TEV AS A MULTIPLE OF LTM EBITDA                 CAPITALIZATION RATE
             ---------------------------------------------------------------------------------------------------------------------
             COMMERCIAL AND OTHER OPERATIONS:
                Value                                                  $27.0                                     $24.5
                Valuation Metric                                 9.0x    -      11.0x                      10.5%   -       9.5%
                Implied TEV                                   $243.2     -    $297.3                     $233.2    -    $257.7


                            PRELIMINARY REVIEW OF ALTERNATIVES        SECTION 2
                            ---------------------------------------------------

                            SUMMARY SEGMENT VALUATION ANALYSIS - REMAIN PUBLIC


     USING PUBLIC MARKET
       VALUATION METRICS
          APPLIED TO THE
    BUSINESS SEGMENTS OF
   KAHUNA WOULD INDICATE
  THAT THE GOING FORWARD
   STOCK VALUE OF KAHUNA
     AS A PUBLIC COMPANY
        WOULD NOT LIKELY
      EXCEED FLEXI-VAN'S
   OFFER. KAHUNA HAS NOT
  TRADED ON THE BASIS OF
      STANDARD VALUATION
     METRICS (P/E RATIO,
        EBITDA MULTIPLE,
     DIVIDEND YIELD) BUT
RATHER ON THE BASIS OF A
    DISCOUNT TO A FUTURE
         LIQUIDITY EVENT


                            (US$mm, except per share data)
                                                               VALUATION METRIC(S)    VALUE     MULTIPLE RANGE      IMPLIED TEV
                            ------------------------------------------------------------------------------------------------------
                            Property sales                     LTM EBITDA multiple    $24.1      3.5x -   5.0x    $84.4  - $120.5
                            Resort operations                  Per key analysis       351.0    $0.130 - $0.150     45.6  -   52.7
                            Commercial and other operations    Capitalization rate     24.5     10.5% -   9.5%    233.2  -  257.7
                               Less: LTM SG&A                                          (5.1)     5.0x -   7.0x    (25.5) -  (35.7)
                               IMPLIED TOTAL ENTERPRISE VALUE                                                    $337.7  - $395.2


                                                                                  Less net debt                     (264.9)

                                                                                  IMPLIED EQUITY VALUE           $72.8  - $130.3
                                                                                  IMPLIED PRICE SHARE            $4.27  -  $7.64
                                                                                  PREMIUM/(DISCOUNT) TO          (64.6%)-  (36.7%)
                                                                                  PRE-OFFER STOCK PRICE


(1) N.O.I. calculation assumes maintenance capex (4% of segment revenues) taken from EBITDA.
Source:  All Kahuna Financials from Company 10-K (12/31/99).

             PRELIMINARY REVIEW OF ALTERNATIVES                       SECTION 2
             ------------------------------------------------------------------

             SEGMENT  VALUATION ANALYSIS - REMAIN PUBLIC



             (US$mm, except per room data)                       PER KEY ANALYSIS
             ------------------------------------------------------------------------------
             RESORT OPERATIONS:
               Rooms                                                351 rooms
               Value per room                                $0.135     -     $0.311
               Implied TEV                                    $47.4     -     $109.0



             (US$mm, except per room data)                TEV AS A MULTIPLE OF LTM EBITDA             CAPITALIZATION RATE
             ----------------------------------------------------------------------------------------------------------------
             COMMERCIAL AND OTHER OPERATIONS:
               Value                                                  $27.0                                 $24.5
               Valuation metric                                 8.5x    -       11.2x                 10.5%   -      9.5%
               Implied TEV                                   $229.7     -     $302.7                $233.2    -   $257.7


ANALYSIS OF SELECTED COMPARABLE TRANSACTIONS                         Appendix I
-------------------------------------------------------------------------------










APPENDIX I



Analysis of selected comparable transactions

ANALYSIS OF SELECTED COMPARABLE TRANSACTIONS                         Appendix I
-------------------------------------------------------------------------------

ANALYSIS OF SELECTED COMPARABLE HOMEBUILDERS TRANSACTIONS


                                                                          TEV AS A MULTIPLE OF:  EQUITY VALUE AS A MULTIPLE OF:
($000)                                                                   ---------------------- --------------------------------
ACQUIRER/                    PUBLIC/              EQUITY    ENTERPRISE      LTM        LTM      LTM NET     BOOK      TANGIBLE
   TARGET                    PRIVATE   ANNOUNCED   VALUE      VALUE       REVENUE    EBITDA     INCOME      VALUE    BOOK VALUE
----------------------------------------------------------------------------------------------------------------------------------
Lennar Corp.                 Public     2/16/00  $490,000   $1,134,000     0.62x      6.39x      6.76x      0.84x      0.84x
   U.S. Homes


Standard Pacific             Public    01/31/00    27,400      53,917      0.73      11.25      11.18       1.28       1.28
   Writer Corp.(1)


Technical Olympic            Public    10/04/99   107,500     260,409      0.55       6.49       6.71       1.06       1.65
   Newmark Homes


Centex                       Private   09/02/98    48,100      70,687      1.04      11.16         NM         NM         NM
   Calton Homes(2)
   (Division of Calton)


DR Horton                    Public    12/19/97   350,738     633,831      0.86       8.73      12.25       1.98       2.09
   Continental Homes


Lennar Corp.                 Public    06/11/97   216,100     379,744      0.68       5.35       7.43       1.25         NA
   Pacific Greystone(3)(4)


                                                            MEAN           0.75X      8.23X      8.87X      1.28X      1.47X
                                                            MEDIAN         0.71       7.61       7.43       1.25       1.47

                                                            HIGH           1.04X     11.25X     12.25X      1.98X      2.09X
                                                            LOW            0.55       5.35       6.71       0.84       0.84



(1) Certain purchase multiples for Writer Corp. may be overstated in light of recent land purchases by Writer Corp. These purchases are not reflected in LTM revenue, EBITDA and net income, because they cannot be calculated on a pro forma basis.

(2) Calton Inc. sold its single family homebuilding subsidiary Calton Homes to Centex. LTM net income excluded from summary statistics.

(3) Pacific Greystone 9/30/97 10Q does not break out Other Assets.

(4) Equal to 1.138 x Lennar closing share price of $16.25 on 10/31/97 (which equals Pacific Greystone closing price of 10/31/97).

ANALYSIS OF SELECTED COMPARABLE TRANSACTIONS                        APPENDIX I
------------------------------------------------------------------------------


SELECTED TRANSACTIONS - RESORT HOTELS







HOTEL                                                            DATE          ROOMS           SALE PRICE          PRICE/ROOM
---------------------------------------------------------------------------------------------------------------------------------
Arizona Biltmore                                                Dec-97          620           $288,500,000          $465,323

Lodge at Vail                                                   Oct-97           61             23,000,000           377,049

Ritz Carlton Amelia Island                                      Sep-97          449            136,000,000           302,895

The Buttes Hotel                                                Sep-97          353             63,600,000           180,170

Ritz Carlton Laguna Nigel                                       Aug-97          393             86,027,700           218,900

Lodge at Ventana(1)                                             Jan-97           49             25,526,984           520,959

Carmel Valley Ranch(1)                                          Jan-97          100             52,095,885           520,959

Boulders Resort(1)                                              Jan-97          160             83,353,416           520,959

The Peaks at Telluride(1)                                       Jan-97          177             92,209,716           520,959

Canyon Ranch-Tuscon                                             Aug-96          179             57,000,000           318,436

Canyon Ranch-Lenox                                              Aug-96          120             27,000,000           225,000


                                                                                                   MEAN             $326,091
                                                                                                   MEDIAN            310,666

                                                                                                   HIGH             $520,959
                                                                                                   LOW               180,170



(1) Portfolio acquisition by Patriot American Hospitality.
SOURCE: HOSPITALITY VALUATION SERVICES.

ANALYSIS OF SELECTED COMPARABLE TRANSACTIONS                        APPENDIX I
------------------------------------------------------------------------------


SELECTED TRANSACTIONS - REITS




                                                                                                      TEV AS A MULTIPLE OF EBITDA:
                                                                                  EQUITY   ENTERPRISE ----------------------------
ACQUIROR                          TARGET                           ANNOUNCED      VALUE      VALUE     LTM      2000E    2001E
----------------------------------------------------------------------------------------------------------------------------------
Investors                         Phillips International Realty    04/19/2000     $182.3     $361.1    13.3x    11.4x    10.1x

Equity Office Properties Trust    Cornerstone Properties           02/11/2000    2,726.7    4,517.5    11.9     12.1     11.5

Olympus Real Estate Corp.         Walden Residential Properties    09/24/1999      789.4    1,766.6    11.5     11.6     11.4

Kranzco Realty Trust              CV REIT                          12/13/1999       70.4      222.4     9.2      N.A      N.A

Health Care Property Investors    American Health Properties       08/04/1999      501.5      892.7     9.9      9.5      8.1

SHP Acquisition, LLC(1)           Sunstone Hotel Investors, Inc.   07/13/1999      411.1      876.1    10.6      9.8      9.1

Equity Residential Trust          Lexford Residential Trust        07/01/1999      200.4      720.6     8.3      8.7      8.4

Berkshire Holdings(2)             Berkshire Realty Co., Inc.       04/14/1999      571.1    1,308.9    14.3     11.4      N.A

Metropolitan Partners LLC(3)      Tower Realty Trust               12/09/1998      388.1      672.1    13.5     10.5      7.6

The Irvine Company(4)             Irvine Apartment Comm.           12/04/1998    1,468.1    2,342.1    16.9     17.7     14.6

Prologis Trust                    Meridian Industrial Trust Inc.   11/17/1998      840.6    1,369.8    16.1     15.8     12.8

Public Storage Inc.               Storage Trust Realty             11/12/1998      361.4      541.8    11.2     10.5      8.9

Equity Residential Prop           Merry Land & Investment Co.      07/08/1998    1,070.0    2,113.2    14.3     12.2     10.0

Healthcare Realty Trust Inc.      Capstone Capital Corporation     06/08/1998      544.0      877.7    14.2     10.2      8.2

Bradley Real Estate, Inc.         Mid-America Realty Investments   06/01/1998       69.7      111.4     7.4      N.A      N.A

Capstar Hotel Company(5)          American General Hospitality     03/16/1998      783.1      903.1      NM      7.4      5.0

Kimco Realty Corp.                Price REIT                       01/14/1998      537.5      836.0    14.5      N.A      N.A


                                      PRICE AS A MULTIPLE OF FFO:
                                     -----------------------------
ACQUIROR                               LTM      2000E     2001E
------------------------------------------------------------------
Investors                              9.5x      8.5x       NA

Equity Office Properties Trust        11.5      10.5       9.6x

Olympus Real Estate Corp.              9.4       9.4       8.8

Kranzco Realty Trust                   7.8       2.5       2.4

Health Care Property Investors         7.8       7.7       7.3

SHP Acquisition, LLC(1)                8.9       7.1       6.5

Equity Residential Trust               5.8       5.1       4.7

Berkshire Holdings(2)                 10.4      10.5       9.7

Metropolitan Partners LLC(3)          11.2      10.1       9.5

The Irvine Company(4)                 16.7      14.1      12.4

Prologis Trust                        11.6      12.2      11.2

Public Storage Inc.                   10.4       9.8       8.8

Equity Residential Prop               11.2      10.7       9.8

Healthcare Realty Trust Inc.          10.8      11.0      10.1

Bradley Real Estate, Inc.              8.6       8.3       N.A

Capstar Hotel Company(5)              14.5      12.3      10.6

Kimco Realty Corp.                    11.3      11.8       N.A




                                                                                           MEAN:       12.3X    11.3X     9.7X
                                                                                           MEDIAN:     12.6     10.9      9.1

                                                                                           HIGH:       16.9X    17.7X    14.6X
                                                                                           LOW:         7.4      7.4      5.0
                          MEAN:       10.4X      9.5X      8.7X
                          MEDIAN:     10.4      10.1       9.5

                          HIGH:       16.7X     14.1X     12.4X
                          LOW:         5.8       2.5       2.4



(1) SHP Acquisition, LLC is an affiliate of Westbrook Partners and certain members of Sunstone's senior management.

(2) Berkshire Holdings, LP is a partnership formed by the Chairman, Dougals Krupp, and affiliates of Blackstone Real Estate Advisors and Whitehall Street Real Estate LP XI (an affiliate of Goldman, Sachs & Co.).

(3) Metropolitan Partners is an entity controlled by Reckson, in which Crescent holds and interest.

(4) The Irvine Company owned 17.9% of the common shares of the Company as of 12/31/98, and 55.2% of the common LP units of Irvine Apartment Communities, LP.

(5) American General Hospitality shareholders received .8475 shares of Capstone less the value of their management company at $3.00 per share.

ANALYSIS OF SELECTED COMPARABLE TRANSACTIONS                       APPENDIX II
------------------------------------------------------------------------------















APPENDIX II



Analysis of selected companies

ANALYSIS OF SELECTED COMPANIES                                     APPENDIX II
------------------------------------------------------------------------------


MEDIUM AND SMALL CAPITALIZATION HOMEBUILDERS




                                                        TEV AS A MULTIPLE OF LTM                    P/E
                                 EQUITY    ENTERPRISE ------------------------------  --------------------------------    EQUITY/
COMPANY                          VALUE       VALUE     REVENUES    EBITDA     EBIT         LTM       FY+1       FY+2       BOOK
--------------------------------------------------------------------------------------------------------------------------------
Standard Pacific Corp.(1)       $291.5      $614.0        0.5x      4.3x       4.3x        4.3x       4.2x      4.3x       0.76x
Ryland Group, Inc.(2)            272.8       733.0        0.4       4.3        5.2         4.0        4.3       3.9        0.72
NVR Inc.(3)                      571.0       615.3        0.3       2.6        2.8         4.9        5.4       5.3        2.58
M.D.C. Holdings, Inc.            428.8       721.0        0.5       3.4        3.7         4.4        4.9       4.8        1.10
Hovnanian Enterprises, Inc.(4)   130.0       488.8        0.5       5.7        6.2         4.6        3.4       3.3        0.54
Beazer Homes USA, Inc.(5)        167.8       477.8        0.3       4.8        5.2         4.1        4.0       3.6        0.69
Engle Homes Inc.                 105.6       322.5        0.4       4.5        4.9         3.7        3.7       3.4        0.55


                                          MEAN            0.4X      4.2X       4.6X        4.4X       4.3X      4.1X       0.99X
                                          MEDIAN          0.4       4.3        4.9         4.4        4.2       3.9        0.72

                                          HIGH            0.5X      5.7X       6.2X        5.1X       5.4X      5.3X       2.58X
                                          LOW             0.3       2.7        2.9         4.0        3.4       3.3        0.54



Note: Share price as of 4/28/00. EBITDA includes non-homebuilding activities.
      Financial services segments contribution to EBITDA is net of related interest expense. EBITDA adds back asset impairment charges. LTM net income is income from continuing operations before extraordinary items but after asset impairment charges. Total Firm Value equals market value of equity plus preferred plus net debt. Financial services debt and special purpose subsidiary debt is excluded from firm value.

(1) Standard Pacific balance sheet information not available in latest press release, but detailed earnings information with EBITDA calculation is available, so earnings are updated to reflect the current press release, but shares outstanding and balance sheet information is assumed to be equal to FYE 12/31/99.

(2) Ryland preferred valued at minimum guaranteed value of $25.25 ($8.8mm). Depreciation and amortization and interest expensed to COGS assumed to be the same percent of total revenue as FYE 12/31/99. Number of shares outstanding not included in latest press release, so assumed equal to FYE 12/31/99. LTM net income excludes preferred dividends.

(3) NVR depreciation and amortization and shares outstanding not included in the latest company press release so D&A is assumed to be the same percent of total revenue as FYE 1999 and shares outstanding is assumed equal to FYE 12/31/99.

(4) Hovnanian homebuilding debt excludes $10.1 million of non-recourse land mortgages.

(5) Beazer cash balance and number of shares outstanding are not disclosed in latest press release so they are assumed unchanged since FYE 12/31/99. LTM net income excludes preferred dividends.

ANALYSIS OF SELECTED COMPANIES                                     APPENDIX II
------------------------------------------------------------------------------


REIT TRADING COMPARABLES



(US$mm)                                                                                                       PRICE AS A
                                                                           TEV/EBITDA(2)                  MULTIPLE OF FFO(3):
                                 SHARE    SHARE   EQUITY      ENT.     ---------------------   TEV/    ------------------------
                               PRICE(1)    OUT.    VALUE     VALUE       LTM        2000E      ROOM        LTM         2000E
---------------------------------------------------------------------------------------------------------------------------------
Boykin Lodging Co                $12.56     18.4     $231     $529       7.5x        7.7x     $0.060       4.8x         4.8x
Equity Inns Inc                    6.63     38.0      251      701       7.2         7.2       0.056       4.1          4.5
Felcor Lodging Tr Inc             19.63     58.6    1,149    3,294       7.8         7.7       0.067       4.0          4.9
Hospitality Properties Trust      22.25     56.5    1,256    1,670       7.5         7.5       0.055       6.5          5.6
Host Marriott Corp                10.69    285.2    3,048    8,312       8.8         7.9       0.135       7.1          6.1
Innkeepers USA Trust               9.00     36.2      326      681       6.6         6.7       0.080       4.1          5.1
Jameson Inns Inc                   7.38     11.4       84      314        NM         8.3       0.054       5.1          4.6
Lasalle Hotel Properties          15.13     18.5      279      530       8.8         8.0       0.117       6.3          6.1
Meristar Hospitality Corp         19.75     52.4    1,036    2,710       8.6         8.0       0.088       4.7          4.9
RFS Hotel Investors Inc           12.13     27.1      329      624       7.4         7.1       0.003       5.2          5.2
Winston Hotels Inc                 7.69     18.2      140      386       7.4          NM       0.046       4.3          4.5


                                                              MEAN:      7.8X        7.6X      0.069       5.1X         5.1X
                                                              MEDIAN:    7.5         7.7       0.060       4.8          4.9

                                                              HIGH:      8.8X        8.3X     $0.135       7.1X         6.1X
                                                              LOW:       6.6         6.7       0.003       4.0          4.5


(1) Stock prices as of 4/28/00.

(2) EBITDA projections from analyst reports for respective companies.

(3) EPS projections from I/B/E/S.

ANALYSIS OF SELECTED COMPANIES                                     APPENDIX II
------------------------------------------------------------------------------


DIVERSIFIED REAL ESTATE



                                                                                                     PRICE AS A MULTIPLE OF
(US$mm)                                                     TEV AS A MULTIPLE OF LTM:                      EPS/FFO:(1)
                                EQUITY     ENTERPRISE  ------------------------------------    ----------------------------------
                                 VALUE        VALUE      REVENUE       EBITDA       EBIT        FY+1          FY+2         FY+3
--------------------------------------------------------------------------------------------------------------------------------
Highwoods Properties Inc.       $1,565       $3,297       5.6x          8.5x        11.9x       6.1x          5.7x         5.3x
Carramerica Realty Corp.         1,736        3,287       6.6          10.6         17.3        8.5           7.7          7.0
Mack Cali Realty Corp.           1,724        3,206       5.8           9.0         11.9        7.3           6.7          6.2
St. Joe Co.                      2,642        2,717       3.6          18.8         28.6         NA            NA           NA
Catellus Development Corp.       1,389        2,230       4.3          11.2         13.9        9.6           8.1          6.6
Great Lakes REIT Inc.              247          457       4.8           9.1         13.2        7.2           6.7          6.2


                                            MEAN          5.1X         11.2X        16.1X       7.7X          7.0X         6.3X
                                            MEDIAN        5.2           9.8         13.5        7.2           6.7          6.2

                                            HIGH          6.6X         18.8X        28.6X       9.6X          8.1X         7.0X
                                            LOW           3.6           8.5         11.9        6.1           5.7          5.3


Note:  Stock prices as of 4/28/00.
(1) EPS/FFO multiples from I/B/E/S.